UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): March 31, 2006
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 23, 2006, the Compensation Committee of the Board of Directors of Terremark Worldwide, Inc. (the “Company”) approved the vesting, effective as of March 31, 2006, of all unvested stock options previously granted under the Company’s stock option and executive incentive compensation plans. The options affected by this accelerated vesting had exercise prices ranging from $2.79 to $16.50. As a result of the accelerated vesting, options to purchase approximately 300,000 shares, became immediately exercisable. All other terms of these options remain unchanged. The Compensation Committee of the Board of Directors accelerated the vesting of options for the following directors and executive officers:

	Accelerated	Strike
Directors	Shares	Prices
Fernando Fernandez-Tapias	9,000	$6.30
Rodolfo A. Ruiz	5,000	$6.30
Antonio S. Fernandez	4,000	$6.30
Marvin Rosen	4,000	$6.30
Joseph Wright	3,000	$6.30
Arthur Money	2,000	$6.30
Guillermo Amore	1,000	$6.30
Miguel J. Rosenfeld	1,000	$6.30
Timothy Elwes	1,000	$6.30

	30,000

	Accelerated	Range of
Section 16 Officers	Shares	Strike Prices
John S Neville	25,000	$6.20
Jamie Dos Santos	13,333	$3.30 - $6.50
Marvin Wheeler	13,333	$3.30 - $6.50
Jose Segrera	10,000	$3.30 - $6.50
Manuel D. Medina	1,000	$6.30

	62,666
     The Company will adopt Financial Accounting Standards Board Statement No. 123 (revised 2004) (“SFAS 123R”), “Share-Based Payment” as of April 1, 2006, and will then recognize compensation expense prospectively for all future stock option grants. The decision of the Compensation Committee to accelerate the vesting of all outstanding options was made primarily to reduce compensation expense that otherwise would be recorded starting with the fiscal quarter ending June 30, 2006 and the administrative burden associated with the adoption of SFAS 123R. The Company will recognize approximately $1.2 million (before tax) of compensation expense during the quarter ended March 31, 2006 as a result of the acceleration of the vesting of the options, but will not be required to recognize future compensation expenses for the accelerated options under FAS 123R unless the Company makes modifications to the options, which is not anticipated. The future compensation expense that will be avoided, based on the Company’s implementation date for SFAS 123R on April 1, 2006, is approximately $800,000, $350,000, and $44,000 in the fiscal years ended March 31, 2007, 2008, and 2009, respectively. These expenses are preliminary estimates and are subject to revision.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: April 6, 2006	By:	/s/ Jose A. Segrera
Jose A. Segrera
Executive Vice President and Chief Financial Officer

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